AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       MERRILL MERCHANTS BANCSHARES, INC.
                         [adopted ______________, 1998]

                                    ARTICLE I

                  Articles of Incorporation, Office, Location,
                  --------------------------------------------
                            Seal and Section Headings
                            -------------------------

     Section 1. Articles of Incorporation. The name of this corporation (hereinafter the "Corporation") shall be Merrill Merchants Bancshares, Inc. Reference in these Amended and Restated Bylaws (hereinafter the "Bylaws") to the Articles of Incorporation shall mean the Corporation's Restated Articles of Incorporation as may be amended from time to time. References in these Bylaws to the Maine Business Corporation Act and to particular sections of said Act are to said Act and said sections as from time to time in effect.

     Section 2. Office and Location. The registered office shall be located at 23 Water Street, Bangor, Maine. The Corporation shall be located in Bangor, County of Penobscot, State of Maine. The principal office and place of business of the Corporation shall be at such place as the Board of Directors shall fix, and the Corporation may have such other offices and places of business, within the State of Maine as the Board of Directors may from time to time fix, or as the business of the Corporation may from time to time require.

     Section 3. Seal. The seal of the Corporation shall be circular in form with the name of the Corporation, the word "Maine" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document or instrument, in which case such wafer seal affixed to such document or instrument shall be the corporate seal of the Corporation thereon for all purposes provided by law.
Section 4. Section Headings. The headings of Articles and Sections in these Bylaws are for convenience only, and shall not be taken into account in construing these Bylaws.


                                   ARTICLE II

                         Annual Meeting of Shareholders
                         ------------------------------

     Section 1. Place. All meetings of shareholders for the election of Directors shall be held at the Corporation's principal office unless the Board of Directors shall fix some other place within the State of Maine, or outside of the State of Maine, for such meetings.

     Section 2. Date. An annual meeting of shareholders (the "Annual Meeting") shall be held no earlier than April 1 of each calendar year, on such date as the Board of Directors may determine, at such hour as may be fixed by the President or Board of Directors. At such meeting the shareholders shall elect individuals to fill vacancies on the Board of Directors resulting from expired terms or resulting from increases in the number of Directors, and transact such other business as may be brought before the meeting. If for any reason such annual meeting is not held on the date specified herein, a substitute annual meeting may be held at any time following such date in lieu thereof, and any business transacted or elections held at such substitute annual meeting shall be as valid as if transacted or held at the annual meeting. Such substitute annual meeting may be called in the same manner and by the person or persons prescribed for calling special meetings of shareholders.



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

     Section 3. Notice. Written notice of the annual meeting or substitute annual meeting stating the place, day and hour thereof, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, the Clerk, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock transfer books of the Corporation.

     Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Such signed waiver of notice shall also constitute a waiver of formal call of the meeting. Attendance of a shareholder at a meeting, in person or by proxy, shall of itself constitute waiver of notice and call, and of any defects therein, except when the shareholder attends a meeting solely for the purpose of stating his objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, or that insufficient notice thereof was given. In the case of specific items of business which are required to be specifically mentioned in the notice of meeting, attendance of a shareholder at a meeting shall also constitute a waiver of such special notice, and of any defect or deficiency therein, unless the shareholder (1) states his objection to the transaction of that item of business, on the ground of insufficiency of notice thereof, when the item of business is first brought before the meeting, and (2) refrains from voting on such item of business.

     Section 4. Manner of Bringing Business Before Annual Meeting. To be properly brought before the annual meeting, business must be of a nature that is appropriate for consideration at an




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

annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than ninety (90) days prior to the date set for the Annual Meeting. The notice shall set forth (i) information concerning the shareholder, including his or her name and address, (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, and
(iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.


                                   ARTICLE III

                        Special Meetings of Shareholders
                        --------------------------------

     Section 1. Place and Date. Special meetings of shareholders for any purpose or purposes may be held at such time and place, within the State of Maine or outside the State of Maine as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Call. Special meetings of the shareholders, for any purpose or purposes may be called by the Chairman of the Board, the President, the Clerk, a majority of the Board of Directors or by the holders of at least thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting.

     Section 3. Shareholder Requested Meetings. In requesting a special meeting, shareholders holding at least thirty percent (30%) of the capital stock entitled to vote at the meeting must give timely notice thereof in writing to the Clerk of the Corporation. The shareholders' notice to the Clerk shall set forth as to each matter the shareholders propose to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) information concerning the shareholders, including their names and addresses, (iii) a representation that the shareholders are entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to present the matter specified in the notice; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting and (v) any material interest of any of the shareholders in such business. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 4. Notice. Written notice of a special meeting of shareholders, stating the place, day, hour of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, the Clerk, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock




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

transfer books of the Corporation. If notice of the meeting is not given within 15 days after transmission of a proper request therefor to the President or Clerk or Secretary, the person or persons calling the meeting may fix the time of meeting and give or cause to be given notice thereof in the manner set forth above.

     Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Such signed waiver of notice shall also constitute a waiver of formal call of the meeting. Attendance of a shareholder at a meeting in person or by proxy, shall of itself constitute waiver of notice and call, and of any defects therein, except when the shareholder attends a meeting solely for the purpose of stating his objection, at th beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, or that insufficient notice thereof was given. In the case of specific items of business which are required to be specifically mentioned in the notice of meeting, attendance of a shareholder at a meeting shall also constitute a waiver of such special notice, and of any defect or deficiency therein, unless the shareholder (1) states his objection to the transaction of that item o business, on the ground of insufficiency of notice thereof, when the item of business is first brought before the meeting, and (2) refrains from voting on such item of business.

                                  ARTICLE IV

                          Quorum and Voting of Shares
                          ---------------------------

     Section 1. Quorum. Except as otherwise provided by the Maine Business Corporation Act, at each meeting of shareholders of the Corporation the holders of shares sufficient to cast




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

a majority of the votes represented by all voting shares of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum.

     Section 2. Adjournments. Whether or not a quorum is present at any annual or special meeting of shareholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 3. Organization. Each meeting of the shareholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or if neither the Chairman nor the President is present, by the Executive Vice-President. The Clerk, or in his or her absence the Secretary or a temporary Clerk, shall act as secretary of each meeting of the shareholders. In the absence of the Clerk and the Secretary, the presiding officer of the meeting may appoint any person present to act as temporary Clerk of the meeting. The presiding officer of any meeting of the shareholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him or her to be in order.



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

     Section 4. Transfer Agents and Registrars; Further Regulations. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfe and registration of capital stock and stock certificates of the Corporation.

     Section 5. Record Date. The Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; provided, however, in the case of a meeting of shareholders, such record date shall not be less than ten (10) full days prior to the date of the meeting; or, without fixing such record date, the Directors may, for any such purposes, close the transfer books for all or any part of such period.

     Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in



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

alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation. It shall be subject to inspection by any shareholder at any time during usual business hours, for a period of not less than ten (10) days prior to such meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 7. Voting. Each share of common stock shall be entitled to one vote per share, and there shall be no cumulative voting in elections of Directors. Except as permitted by law, shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Every shareholder entitled to vote at any meeting of shareholders may cast such vote in person or by proxy appointed by an instrument in writing, signed by such shareholder or his or her duly authorized attorney delivere to the secretary of the meeting; provided, however, that no proxy shall be voted after eleven (11) months from its date, unless the proxy expressly provides for a longer duration. At all meetings of the shareholders all matters (except where other provision is made by law or by the Articles of Incorporation or these Bylaws) shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereon, provided that a quorum is present, and further provide that in elections of Directors, those candidates who receive the greatest number of votes cast at the meeting by the holders of shares entitled to vote to elect Directors, even though not receiving a majority of the votes cast, shall be deemed elected.

     Section 7. Action by Consent. Any action required or permitted by law to be taken at any annual or special meeting of shareholders may be taken without a meeting if written consents,



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

setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the Corporation as part of the corporate records. Such written consents may contain statements in the form of, and in any case shall have the same effect as, unanimous vote or votes of the shareholders and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of the State of Maine, and in any certificate or document prepared or certified by any officer of the Corporation for any purposes.


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



                                    ARTICLE V

                            Capital Stock Provisions
                            ------------------------

     The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Incorporation.

                                   ARTICLE VI

                                    Directors
                                    ---------

         Section 1. Number of Directors. There shall be nine (9) Directors. The Directors may increase or decrease the number of Directors by the affirmative vote of at least sixty-seven percent (67%) of the Directors in office at the time of such vote. The Board of Directors is authorized to increase or decrease the number of Directors. The minimum number shall be three (3) Directors, and the maximum number shall be twenty-five (25) Directors. The Board of Directors shall be divided into three classes of Directors as specified in Article VI below.

         Section 2. Classification of Directors. The Board of Directors of the Corporation shall be divided into three classes, initially consisting of three Directors each: Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class. The initial members of Class I shall hold office for a term to



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

expire at the annual meeting of the stockholders to be held in 1999; the initial members of Class II shall hold office for a term to expire at the annual meeting of the stockholders to be held in 2000; and the initial members of Class III shall hold office for a term to expire at the annual meeting of the stockholders to be held in 2001, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1999, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

     Section 3. Amendment of Article VI. Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, or adopt any provision inconsistent with or to repeal this Article VI.

     Section 4. Vacancies, Resignation and Removal. Any vacancy in the Board of Directors, including newly created Directorships created by increase in the number of Directors, may be filled by vote of the majority of the remaining Directors. Any Director may resign his office by delivering a written resignation to the President or Clerk. Directors may be removed from office




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

at a special meeting of the shareholders called expressly for that purpose, in the manner prescribed by these Bylaws and the Maine Business Corporation Act, as amended from time to time. Any Director or the entire Board of Directors of the Corporation may be removed at such meeting with or without cause by the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares then entitled to vote in an election of Directors. Additionally, Directors may be removed in the manner specified in the Maine Business Corporation Act, as amended from time to time.

     Section 5. Powers. The Board of Directors shall manage and control the business, property and affairs of the Corporation. In the management and control of the business, property and affairs of the Corporation, the Board of Directors is hereby vested with all of the powers and authority of the Corporation itself, so far as not inconsistent with the Maine Business Corporation Act or other laws of the State of Maine, the Articles of Incorporation or these Bylaws.


     Section 6. Qualification. At least two-thirds (2/3) of the Directors comprising the Board of Directors shall be residents of the State of Maine and any Director removing himself or herself from the State of Maine shall immediately be replaced if such removal results in a reduction of the number of resident Directors below two-thirds (2/3) of the total number of Directors then in office.

     Section 7. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers, committee members or otherwise.



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

     Section 8. Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the nominating and directors committee appointed by the Board pursuant to Article VIII of these Bylaws or by any shareholder entitled to vote generally in an election of Directors. However, any shareholder entitled to vote generally in an election of Director may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Clerk of the Corporation not later than (i) ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, th close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.


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



                                   ARTICLE VII

                       Meetings of the Board of Directors
                       ----------------------------------


     Section 1. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be fixed by the Board.

     Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, President, Clerk, Secretary or any other person or persons authorized by the Maine Business Corporation Act to call such meetings. The person or persons calling the special meeting shall fix the time and place thereof.

     Notice of each special meeting of the Board of Directors shall be given to each Director by the Clerk, Secretary or the person or persons calling the special meeting. It shall be sufficient notice to a Director of a special meeting to give notice by first-class mail, postage prepaid, addressed to such Director, or by delivering such notice to an overnight courier service addressed to such Director, in either case at the Director's address as it appears on the records of the Corporation, with postage or delivery charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with said



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

overnight courier. Notice to Directors may also be given by facsimile transmission or by electronic mail, with receipt electronically acknowledged, in which case such notice shall be deemed to be given at the time when the notice is transmitted. If notice is given by first-class mail, such notice shall be given not less than three business days before the meeting; if notice is given by overnight courier, such notice shall be given not less than three days before the meeting; if notice is given by facsimile transmission or electronic mail, such notice shall be given not less than two days before the meeting. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice of the meeting, except that any notice of a meeting at which these Bylaws are to be amended or repealed shall include notice of such proposed action and shall either set out the text of the proposed new bylaw, amendment or bylaw to be repealed, or shall summarize the changes to be effected by adoption, amendment or repeal. The giving of notice of a special meeting of the Board of Directors by the person or persons authorized to call the same shall constitute the call thereof. Notice of a meeting of directors need not be given to any director who signs a waiver of notice, either before or after the meeting.

     Section 4. Attendance as Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose, stated at the commencement of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called, noticed or convened.

     Section 5. Quorum and Vote Required. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. The Directors present at a duly called or held meeting at which a quorum was once present may continue to do



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

business and take action at the meeting notwithstanding the withdrawal of enough Directors to leave less than a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time and place to which it is adjourned is fixed and announced at such meeting. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation, or the Maine Business Corporation Act.

     Section 6. Action by Consent. Any action required or permitted to be taken at a meeting of the Directors, or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be filed with the minutes of Directors' meetings or committee meetings, as the case may be, and shall have, and may be stated by any officer of the Corporation to have, the same effect as a unanimous vote or resolution of the Board of Directors at a legal meeting thereof. Any such action taken by unanimous written consents may, but need not be, set forth in such consents in the form of resolutions or votes.

     Section 7. Telephone Meetings. Members of the Board of Directors or of any committee designated thereby may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other, and participating in a meeting in such manner by any member who does not object at the beginning of such meeting to the holding thereof in such manner shall constitute presence in person at such meeting.


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



                                  ARTICLE VIII

                                   Committees
                                   ----------

     The Corporation shall have four standing committees: the executive committee, the nominating and Directors committee, the audit committee and the compensation committee.

     Section 1. Executive Committee. The Board of Directors by a resolution adopted by a majority of the full Board of Directors then in office may designate from among its members an executive committee consisting of two or more Directors, and may delegate to such executive committee all the authority of the Board of Directors in the management of the Corporation's business and affairs, except as limited by the Maine Business Corporation Act, including without limitation Section 713 thereof or the resolution establishing the executive committee or any other resolution thereafter adopted by the Board of Directors. Vacancies in the membership of the executive committee shall be filled by resolution adopted by a majority of the full Board of Directors then in office. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors. Members of the executive committee may be removed from the executive committee, with or without cause, by resolution adopted by a majority of the full Board of Directors then in office. So far as practicable, the provisions of these Bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of the executive committee.

     Section 2. Nominating and Directors Committee. The nominating and Directors committee shall have the following exclusive powers and authority: (i) evaluating and recommending Director candidates to the Board of Directors, (ii) assessing Board of Directors performance not less frequently than every three years, (iii) recommending Director



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

compensation and benefits philosophy for the Corporation, (iv) reviewing individual Director performance as issues arise and (v) periodically reviewing the Corporation's corporate governance profile. None of the members of the nominating and Directors committee shall be a member of the executive committee or an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

     Section 3. Audit Committee. The audit committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures, and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and to take such action with respect thereto as may seem appropriate, (iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures, and financial statements,
(iv) requesting the independent public accountants to furnish to the compensation committee any certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor and any outside internal auditing firm, and (viii) reviewing the accounting principles employed in financial reporting. None of the members of the audit committee shall be a member of the executive committee or an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

     Section 4. Compensation Committee. The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its subsidiaries that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board of Directors (ii) performing the duties of the committees of the Board of Directors provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the compensation committee shall so determine, any such plan of any Subsidiary and
(iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any subsidiary that the compensation committee shall from time to time consider appropriate. None of the members of the compensation committee shall be a member of the executive committee or an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

     Section 5. Additional Committees. In addition, the Board of Directors may, by resolution passed by a majority vote of the entire Board of Directors, designate one or more additional committees, with each such committee consisting of two or more Directors of the Corporation and having such powers and authority as the Board of Directors shall designate by such resolutions.

     Section 6. Powers and Authority. Any modification to the powers and authority of any committee shall require the adoption of a resolution by a majority vote of the entire Board of Directors. All acts done by any committee within the scope of its powers and authority pursuant to these Bylaws and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Clerk is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

     Section 7. Committee Meetings. Regular meetings of committees shall be held at such times as determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Clerk upon the request of the Chairman, or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3 of Article VIII of these Bylaws.

     Section 8. Committee Members. (a) Each member of any committee of the Board of Directors shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed. The number of Directors which shall constitute any committee shall be at least 2 and shall be determined by resolution adopted by a majority vote of the entire Board of Directors.

     (b) The Board of Directors may remove a Director from a committee or change the chairmanship of a committee only by resolution adopted by a majority vote of the entire Board of Directors.

     (c) The Board of Directors may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise; provided that any such designation may only be amended by a majority vote of the entire Board of Directors.

     Section 9. Committee Secretary. The Board of Directors may elect a secretary of any such committee. If the Board of Directors does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary of the Corporation, unless otherwise provided by the Board of Directors or the committee, as applicable.

                                   ARTICLE IX

                                    Officers
                                    --------

     Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Chairman of the Board, a Clerk who shall be a resident of Maine, a Secretary and Treasurer. The Board of Directors may also elect one or more Vice-Presidents (one of whom may be designated by the Board of Directors as the Executive Vice-President), and one or more Assistant Secretaries and Assistant Treasurers.

     Section 2. When Chosen. The Board of Directors at its initial meeting after the incorporation of the Corporation and at each regular meeting held after each annual meeting of shareholders shall choose such officers, none of whom need be a member of the Board; but the Clerk need not be elected annually and shall hold office until the Corporation changes its Clerk in the manner provided by the Maine Business Corporation Act.

     Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Compensation of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 5. Vacancies, Term and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     Section 6. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at its meetings and at the meetings of the stockholders. He shall advise and counsel with the President.

     Section 7. President. The President shall be the chief executive officer of the Corporation, shall in the absence of the Chairman of the Board preside at all meetings of the shareholders and of the Board of Directors, shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 8. Vice-President. The Vice-President, if any, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence of or in the case of the disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of

Directors may from time to time prescribe. If the Board of Directors shall appoint or elect an Executive Vice-President, i shall be presumed that he is the Vice-President determined by the Board of Directors to act in case of the absence or disability of the President.


     Section 9. Clerk. The Clerk shall keep, in a book kept for such purpose, the records of all shareholders' meetings, and shall perform such duties and have such powers as are prescribed by the Maine Business Corporation Act, including without limitation Sub-Section 11 of Section 714 thereof. The Clerk shall have custody of the corporate seal and may affix the same to documents requiring it, and attest the same. The Clerk may permit the President or Secretary to keep a duplicate of the corporate seal.

     Section 10. Secretary. The Secretary or the Clerk shall attend all meetings of the Board of Directors and record all the proceedings of the Board of Directors in a book kept for that purpose, and shall give notice of special meetings of the Board of Directors, and shall perform like duties for the executive committee. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary or by the Clerk. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the same. The Secretary shall have such other powers and duties as are prescribed by law or by the Board of Directors. In case of the absence of or disability of the Secretary, or if the Corporation shall have no Secretary, all of the powers of the Secretary may be exercised by the Clerk.

     Section 11. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 13. Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence of or in case of the disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE X

                       Voting Shares of Other Corporations
                       -----------------------------------

     The Chairman of the Board, if any, President, and Vice-President, Secretary and Treasurer of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this Corporation, and the President, Secretary or Clerk is authorized to execute in the name and on behalf of this Corporation proxies appointing any one or more of the officers first above named, in the order above named, as the proxy agents.

                                   ARTICLE XI

                  Certificates of Stock and Lost Certificates
                  -------------------------------------------

     Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by either the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal; but when any such certificate is signed by a transfer agent or by a registrar other than a Director officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.


     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     The Board of Directors may direct a replacement or duplicate certificate for shares of this Corporation to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, destroyed or mutilated. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation and its officers and agents from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or mutilated. The powers and duties of the Board prescribed in this ARTICLE XI may be delegated in whole or in part to any registrar or transfer agent.

                                  ARTICLE XII

                              Transfers of Shares
                              -------------------

     Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by the surrender to the Corporation, or its transfer agent, of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the

Corporation or its transfer agen shall reasonably require. Except as may otherwise be required by law, the Articles of Organization, or these Bylaws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation's stock as the owner-in-fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation's books in accordance with these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

                                  ARTICLE XIII

 Indemnification of Officers, Directors, Employees and Agents, Etc.; Insurance
 -----------------------------------------------------------------------------

     Section 1. General. The Corporation shall in all cases indemnify any person who is or was a director or officer of the Corporation, and may (subject to Section 4 of this Article) indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

     A. Not to have acted honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the Corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

     B. With respect to any criminal action or proceeding, to have had reasonable cause to believe that such person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the Corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 2. Derivative Actions. Notwithstanding any provision of Section 1 or 4, the Corporation shall not indemnify any person with respect to any claim, issue or matter asserted by or in the right of the Corporation as to which that person is finally adjudicated to be liable to the Corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for suc amounts as the court shall deem reasonable.

     Section 3. Special Right to Indemnification in Certain Cases. Any provisions of Sections 1, 2 or 4 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the Corporation, or any other person whom the Corporation has authority to indemnify under Section 1, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. The right to indemnification granted by this section may be enforced by a separate action against the Corporation, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee, agent or other person was successful on the merits or otherwise.

     Section 4. Mandatory Indemnification for Directors and Officers; Determinations in Specific Cases for Others. Any indemnification under Section 1, unless ordered by a court or required by the Articles of Incorporation or these Bylaws of the Corporation, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any employee, agent or other person is proper in the circumstances and in the best interests of the Corporation; provided that no such determination shall be required with respect to any person who is or was a director or officer of the Corporation and indemnification of any such person under Section 1 shall be required in all cases, regardless of the capacity in which such director or officer is or was made or threatened to be made a party to the action, suit or proceeding. Where such a case specific determination is required, that determination shall be made by the Board of Directors by a majority vote of a quorum consisting o directors who were not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the officer, employee, agent or other person may enforce the indemnification against the Corporation by a separate action notwithstanding any attempted or actua subsequent action by the Board of Directors.

     Section 5. Advancement of Expenses. Except in the case of any person who is or was a director or officer of the Corporation, expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the

Corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 4 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by Section 1, and upon receipt by the Corporation of:

          A. A written undertaking by or on behalf of the person to repay that amount if that person is finally adjudicated:

               (1) Not to have acted honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the Corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

               (2) With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person's conduct was unlawful; or

               (3) With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Corporation, to be liable to the Corporation, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with Section 2; and

          B. A written affirmation by the person that such person has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Section.

The undertaking required by Paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment. With respect to any person who is or was a director or officer of the Corporation, such expenses shall in all cases be advanced by the Corporation, as reasonably requested from time to time, upon receipt by the Corporation, at the time of the initial advance of the undertaking described in clause (A) and the affirmation described in clause (B) above.

     Section 6. Indemnification Rights Not Exclusive; Enforceable by Separate Action. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who ha ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by this Article may be enforced by a separate action against the Corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

         Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article.

     Section 8. Miscellaneous. For purposes of this Article, references to the "Corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger. For purposes of this Article, the Corporation shall be deemed to have requested a person to serve an employee benefit plan, but not necessarily as a fiduciary of that plan, whenever the performance of such person's duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Corporation.

     Section 9. Amendment. Any amendment, modification or repeal of this Article XIII shall not deny, diminish or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit or proceeding arising out of any conduct, action or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.


                                   ARTICLE XIV

                                   Fiscal Year
                                   -----------

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XV

                             Execution of Documents
                             ----------------------

     Unless the Board of Directors, executive committee or shareholders shall otherwise generally or in any specific instance provide: (a) any bill, note, check, or negotiable instrument may be executed or endorsed in the name and on behalf of the Corporation by the President or Treasurer, acting singly, and (b) any other instrument, document, deed, bill of sale or other writing of whatever nature shall be executed in the name and on behalf of the Corporation by the President or the Treasurer, acting singly, and either officer may seal, acknowledge and deliver the same.

                                   ARTICLE XVI

                                   Amendments
                                   ----------

     Except as otherwise expressly provided in these Bylaws, the Board of Directors shall have the power to alter, amend or repeal these Bylaws, and to adopt new Bylaws, provided that the notice of any regular or special meeting at which such action is to be taken shall either set out the text of the proposed new bylaw, amendment or bylaw to be repealed, or shall summarize the changes to be effected by such adoption, amendment or repeal, and provided further the affirmative vote of at least sixty-seve percent (67%) of the Directors in office at the time of such vote shall be required to effectuate such amendment. In addition, the shareholders may amend or repeal a bylaw provision adopted by the Board of Directors and in such case the Board of Directors may not, for two years thereafter, amend or readopt the bylaw provision thus amended or repealed by the shareholders.